SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2003

(Date of Report—Date of Earliest Event Reported)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14122	75-2386963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006

(Address of Principal Executive Offices)

(817) 856-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

Financial Results for the Three Months and Six Months Ended March 31, 2003

On April 16, 2003, D.R. Horton, Inc. (the “Company”) announced its financial results for the three months and six months ended March 31, 2003. Consolidated revenues for the fiscal quarter ended March 31, 2003 increased 19.3%, to $1,908.5 million, compared to $1,600.1 million for the same quarter of fiscal 2002. Consolidated revenues for the six months ended March 31, 2003 increased 32.4%, to $3,653.5 million, compared to $2,760.0 million for the same six-month period of fiscal 2002. Total homebuilding revenues for the fiscal quarter ended March 31, 2003 increased 18.6%, to $1,868.8 million (7,888 homes closed), from $1,576.2 million (6,639 homes closed) in the same quarter of fiscal 2002. Total homebuilding revenues for the six months ended March 31, 2003 increased 31.9%, to $3,575.5 million (15,402 homes closed), from $2,711.2 million (12,330 homes closed) in the comparable period of fiscal 2002. Net income for the quarter ended March 31, 2003 increased 43.7%, to $127.8 million, from $88.9 million for the same quarter of fiscal 2002. Net income for the six months ended March 31, 2003 increased 47.6%, to $239.7 million, from $162.4 million for the comparable period of fiscal 2002.

For the fiscal quarter ended March 31, 2003, net sales orders increased 33.1% to $2,439.5 million (10,548 homes), compared to $1,833.4 million (8,617 homes) for the same quarter of fiscal 2002. In markets where the Company operated throughout both fiscal quarters, or throughout comparable portions thereof, net sales orders for the fiscal quarter ended March 31, 2003 increased 19.0% over the same quarter of fiscal 2002. Net sales orders for the first six months of fiscal 2003 increased 44.9% to $4,138.0 million (17,800 homes), compared to $2,854.9 million (13,761 homes) for the same period of fiscal 2002. In markets where the Company operated throughout both fiscal six-month periods, or throughout comparable portions thereof, net sales orders for the six months ended March 31, 2003 increased 20.2% over the same six-month period of fiscal 2002. At March 31, 2003, the backlog of home sales contracts amounted to $3,518.9 million (15,095 homes), up 32.1% over the $2,663.7 million (12,398 homes) at March 31, 2002.

At March 31, 2003, total assets amounted to $6,398.9 million, including $4,736.2 million in homebuilding inventories. Total homebuilding notes payable were $2,763.3 million, and total liabilities, including $26.0 million in minority interests in consolidated joint ventures, were $3,932.9 million. Total stockholders’ equity at March 31, 2003 was $2,466.0 million, up 21.0% from $2,038.7 million a year earlier.

Offering of 6.875% Senior Notes due 2013

On April 15, 2003, the Company filed a prospectus supplement under its Registration Statement on Form S-3 (Registration No. 333-84088) relating to the offering of $200,000,000 principal amount of its 6.875% Senior Notes due 2013 (the “Notes”). In connection with the offering and issuance of the Notes, the Company is hereby filing the following exhibits which are incorporated by reference herein:

Exhibit 1.1 hereto is the Underwriting Agreement, dated as of April 11, 2003, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc. and Banc of America Securities LLC.

Exhibit 4.1 hereto is the Sixteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 6.875% Senior Notes Due 2013 of D.R. Horton, Inc.

Exhibit 5.1 hereto is the opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

Exhibit 12.1 hereto is the statement of computation of ratios of earnings to fixed charges.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

1.1	Underwriting Agreement, dated as of April 11, 2003, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc. and Banc of America Securities LLC.

4.1	Sixteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 6.875% Senior Notes Due 2013 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

12.1	Statement of computation of ratios of earnings to fixed charges.

99.1	Press Release dated April 16, 2003, furnished with this report pursuant to Item 12.

Item 9.    Regulation FD Disclosure.

On April 16, 2003, D.R. Horton, Inc. issued a press release announcing its earnings and results of operations for the quarterly period ended March 31, 2003 and for the six months ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety by reference into this Item 9.

The information furnished in this Item 9 (which is being furnished under Item 12) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 12.    Results of Operation and Financial Condition.

Pursuant to the interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216, effective March 28, 2003, relating to Item 12 filing requirements, the Company has provided the information required by Item 12 under Item 9 herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2003

D. R. Horton, Inc.

By:	/s/ Samuel R. Fuller
Samuel R. Fuller
Executive Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated as of April 11, 2003, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc. and Banc of America Securities LLC.

4.1

Sixteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 6.875% Senior Notes Due 2013 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

12.1	Statement of computation of ratios of earnings to fixed charges.

99.1	Press Release dated April 16, 2003, furnished with this report pursuant to Item 12.